Exhibit 99.3

UNAUDITED WESTERN REFINING LOGISTICS, LP

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2014 AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND

AND THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Set forth below are the unaudited pro forma condensed consolidated balance sheet of Western Refining Logistics, LP (the “Partnership”) as of June 30, 2014 and the unaudited pro forma condensed consolidated statements of operations of the Partnership for the six months ended June 30, 2014 and the years ended December 31, 2013, 2012 and 2011. References to “we,” “our,” and “us” mean the Partnership and its consolidated subsidiaries, unless the context otherwise requires. References to “Western” mean Western Refining, Inc. and its consolidated subsidiaries other than us and our consolidated subsidiaries and our general partner. We have derived the pro forma condensed consolidated financial statements for the Partnership from the historical condensed consolidated financial statements of Western Refining Logistics, LP and the combined financial statements of Western’s Wholesale Segment (the “Wholesale Segment”) that are qualified in their entirety by reference to such historical financial statements and related notes contained therein. The Wholesale Segment has historically provided commercial sales and logistics services to other businesses of Western and third parties and has been reported as a standalone operating segment by Western. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical financial statements and related notes set forth elsewhere in this exhibit.

The sale of Wholesale Segment assets from Western to the Partnership represents a sale of assets between entities under common control. Western is the owner of the Partnership’s general partner.

We derived the pro forma balance sheet and the pro forma statements of operations by adjusting the historical condensed consolidated financial statements of the Partnership. The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes that our assumptions provide a reasonable basis for presenting the significant effects of the contemplated transactions, are factually supportable, directly attributable, and are expected to have a continuing impact on profit and loss and that the pro forma adjustments give appropriate effect to management’s assumptions and are properly applied in the pro forma condensed consolidated financial information.

We have prepared the pro forma adjustments as if the transactions to be effected had taken place on June 30, 2014, in the case of the unaudited pro forma condensed consolidated balance sheet, and as of January 1, 2011, in the case of the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 and the years ended December 31, 2013, 2012 and 2011.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the Partnership had assumed the operations of the Wholesale Segment during the periods presented.

WESTERN REFINING LOGISTICS, LP

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2014

(Unaudited)

(In thousands)

						Western
	Western					Refining
	Refining	Wholesale	Pro Forma			Logistics, LP
	Logistics, LP	Segment	Adjustments			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$79,395	$29,983	$(29,983)	(a	)	$28,395
			269,000	(b	)
			(320,000)	(c	)
Accounts receivable:
Third-party, net of a reserve for doubtful accounts of $412	12,476	141,567	(141,567)	(a	)	12,476
Affiliate	288	7,574	(7,574)	(a	)	288
Inventories	—	20,218	(3,531)	(a	)	16,687
Prepaid expenses	1,513	11,227	(8,678)	(a	)	4,062
Other current assets	951	10,436	(10,436)	(a	)	951

Total current assets	94,623	221,005				62,859
Property, plant and equipment, net	147,808	46,789	(18,178)	(a	)	176,419
Intangible assets, net	—	4,463				4,463
Other assets, net	2,298	1,384	(1,106)	(a	)	2,576

Total assets	$244,729	$273,641				$246,317

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable:
Affiliate	$3,591	$—				$3,591
Third-party	3,244	46,263	(46,263)	(a	)	3,244
Accrued liabilities	6,532	19,258	(19,258)	(a	)	6,532
Current portion of long-term debt	—	206	(206)	(a	)	—

Total current liabilities	13,367	65,727				13,367

Long-term liabilities:
Long-term debt, less current portion	—	—	269,000	(b	)	269,000
Other liabilities	10	521	(521)	(a	)	10

Total long-term liabilities	10	521				269,010

Commitments and contingencies
Equity:
WNRL unitholders	231,352	—	52,588	(a	)	(36,060)
			40,000	(c	)
			(360,000)	(c	)
Segment equity, net	—	207,393	(154,805)	(a	)	—
			(52,588)	(a	)

Total equity	231,352	207,393				(36,060)

Total liabilities and equity	$244,729	$273,641	$—			$246,317

WESTERN REFINING LOGISTICS, LP

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(Unaudited)

(In thousands, except per unit data)

						Western
	Western					Refining
	Refining	Wholesale	Pro Forma			Logistics, LP
	Logistics, LP	Segment	Adjustments			Pro Forma
Revenues:
Affiliate	$66,380	$443,925	$110,118	(d	)	$623,638
			3,807	(d	)
			(592)	(e	)
Third-party	1,358	2,036,115	(114,924)	(d	)	1,325,234
			(597,315)	(e	)

Total revenues	67,738	2,480,040				1,948,872

Operating costs and expenses:
Cost of products sold:
Affiliate	—	443,925	108,985	(d	)	552,910
Third-party	—	1,972,568	(108,985)	(d	)	1,266,617
			(363)	(e	)
			(596,603)	(e	)
Operating and maintenance expenses	34,089	38,662	(2,094)	(e	)	70,657
General and administrative expenses	4,118	7,548	(778)	(e	)	10,888
Loss on disposal of assets, net	—	13	(13)	(e	)	—
Depreciation and amortization	6,711	2,420	(519)	(e	)	8,612

Total operating costs and expenses	44,918	2,465,136				1,909,684

Operating income	22,820	14,904				39,188
Other income (expense):
Interest expense	(452)	(11)	11	(e	)	(3,827)
			(3,375)	(f	)
Amortization of loan fees	(259)	—				(259)
Other income, net	3	84	(84)	(e	)	3

Income before income taxes	22,112	14,977				35,105
Provision for income taxes	(204)	—	(149)	(g	)	(353)

Net income	$21,908	$14,977	$(2,133)			$34,752

Net income per limited partner unit:
Common - basic	$0.48					$0.73
Common - diluted	0.48					0.73
Subordinated - basic and diluted	0.48					0.76
Weighted average limited partner units outstanding:
Common - basic	22,811					23,971
Common - diluted	22,838					23,998
Subordinated - basic and diluted	22,811					22,811
Cash distributions declared per common unit	$0.5382

WESTERN REFINING LOGISTICS, LP

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(Unaudited)

(In thousands, except per unit data)

						Western
	Western					Refining
	Refining	Wholesale	Pro Forma			Logistics, LP
	Logistics, LP	Business	Adjustments			Pro Forma
Revenues:
Affiliate	$28,928	$853,447	$217,330	(d	)	$1,106,191
			7,688	(d	)
			(1,202)	(e	)
Third-party	1,901	3,926,042	(225,446)	(d	)	2,525,975
			(1,176,522)	(e	)

Total revenues	30,829	4,779,489				3,632,166

Operating costs and expenses:
Cost of products sold:
Affiliate	—	853,447	215,082	(d	)	1,068,529
Third-party	—	3,813,924	(215,082)	(d	)	2,426,270
			(655)	(e	)
			(1,171,917)	(e	)
Operating and maintenance expenses	72,455	67,137	(4,285)	(e	)	135,307
Selling, general and administrative expenses	4,445	14,676	(1,373)	(e	)	17,748
Gain on disposal of assets, net	—	(87)	87	(e	)	—
Depreciation and amortization	13,042	4,057	(1,128)	(e	)	15,971

Total operating costs and expenses	89,942	4,753,154				3,663,825

Operating income (loss)	(59,113)	26,335				(31,659)
Other income (expense):
Interest expense	(190)	(23)	23	(e	)	(6,940)
			(6,750)	(f	)
Amortization of loan fees	(109)	—				(109)
Other, net	16	158	(158)	(e	)	16

Income (loss) before income taxes	(59,396)	26,470				(38,692)
Provision for income taxes	(95)	—	(280)	(g	)	(375)

Net income (loss)	(59,491)	$26,470	$(6,046)			(39,067)

Less Predecessor loss prior to initial public offering on October 16, 2013	68,019					68,019

Limited partners’ interest in net income subsequent to initial public offering	$8,528					$28,952

Net income per limited partner unit:
Common - basic	$0.19					$0.60
Common - diluted	0.19					0.60
Subordinated - basic and diluted	0.19					0.63
Weighted average limited partner units outstanding:
Common - basic	22,811					23,971
Common - diluted	22,813					23,973
Subordinated - basic and diluted	22,811					22,811

WESTERN REFINING LOGISTICS, LP

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(Unaudited)

(In thousands, except per unit data)

						Western
	Western					Refining
	Refining	Wholesale	Pro Forma			Logistics, LP
	Logistics, LP	Business	Adjustments			Pro Forma
Revenues:
Affiliate	$3,167	$849,143	$214,023	(d	)	$1,072,596
			7,377	(d	)
			(1,114)	(e	)
Third-party	678	4,011,148	(223,877)	(d	)	2,623,724
			(1,164,225)	(e	)

Total revenues	3,845	4,860,291				3,696,320

Operating costs and expenses:
Cost of products sold:
Affiliate	—	849,143	212,153	(d	)	1,061,296
Third-party	—	3,898,934	(212,153)	(d	)	2,529,944
			(565)	(e	)
			(1,156,272)	(e	)
Operating and maintenance expenses	58,667	67,491	(10,784)	(e	)	115,374
Selling, general and administrative expenses	4,227	13,875	(1,282)	(e	)	16,820
Gain (loss) on disposal of assets, net	335	(518)	518	(e	)	335
Depreciation and amortization	11,620	3,814	(1,120)	(e	)	14,314

Total operating costs and expenses	74,849	4,832,739				3,738,083

Operating income (loss)	(71,004)	27,552				(41,763)
Other income (expense):
Interest expense	—	(40)	40	(e	)	(6,750)
			(6,750)	(f	)
Other, net	12	330	(330)	(e	)	12

Income (loss) before income taxes	(70,992)	27,842				(48,501)
Provision for income taxes	—	—	(287)	(g	)	(287)

Net income (loss)	$(70,992)	$27,842	$(5,638)			$(48,788)

Net income (loss) per limited partner unit:
Common - basic						$(1.02)
Common - diluted						(1.02)
Subordinated - basic and diluted						(1.07)
Weighted average limited partner units outstanding:
Common - basic						23,971
Common - diluted						23,973
Subordinated - basic and diluted						22,811

WESTERN REFINING LOGISTICS, LP

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Unaudited)

(In thousands, except per unit data)

						Western
	Western					Refining
	Refining	Wholesale	Pro Forma			Logistics, LP
	Logistics, LP	Business	Adjustments			Pro Forma
Revenues:
Affiliate	$2,439	$721,000	$183,638	(d	)	$912,078
			6,410	(d	)
			(1,409)	(e	)
Third-party	992	4,032,790	(191,758)	(d	)	2,503,292
			(1,338,732)	(e	)

Total revenues	3,431	4,753,790				3,415,370

Operating costs and expenses:
Cost of products sold:
Affiliate	—	721,000	181,756	(d	)	902,756
Third-party	—	3,924,851	(181,756)	(d	)	2,414,707
			(767)	(e	)
			(1,327,621)	(e	)
Operating and maintenance expenses	53,766	65,829	(9,479)	(e	)	110,116
Selling, general and administrative expenses	4,045	13,680	(1,082)	(e	)	17,643
			1,000	(f	)
Gain on disposal of assets, net	(26,687)	(6)	6	(e	)	(26,687)
Depreciation and amortization	12,694	4,312	(1,370)	(e	)	15,636

Total operating costs and expenses	43,818	4,729,666				3,434,171

Operating income (loss)	(40,387)	24,124				(18,801)
Other income (expense):
Interest income	—	38	(38)	(e	)	—
Interest expense	—	(16)	16	(e	)	(6,750)
			(6,750)	(f	)
Other, net	14	510	(510)	(e	)	14

Income (loss) before income taxes	(40,373)	24,656				(25,537)
Provision for income taxes	—	—	(267)	(g	)	(267)

Net income (loss)	$(40,373)	$24,656	$(10,087)			$(25,804)

Net income (loss) per limited partner unit:
Common - basic						$(0.54)
Common - diluted						(0.54)
Subordinated - basic and diluted						(0.57)
Weighted average limited partner units outstanding:
Common - basic						23,971
Common - diluted						23,973
Subordinated - basic and diluted						22,811

1.     Basis of Presentation

The unaudited condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition (the “Transaction”) from Western Refining, Inc. of certain assets and operations of the Wholesale Segment, including assets and related inventories of the Segment’s lubricant distributions, southwest bulk petroleum fuels distributions and products transportation, for consideration of $360.0 million. Historical assets and related results of operations for the wholesale service department, unmanned fleet fueling operations and refined product sales in the Mid-Atlantic region have been excluded from the Transaction.

The unaudited pro forma condensed consolidated financial statements as of and for the six months ended June 30, 2014 have been prepared based on certain pro forma adjustments to our unaudited consolidated financial statements. The pro forma adjustments have been prepared as if the Transaction had taken place as of June 30, 2014, in the case of the pro forma balance sheet, and as of January 1, 2011, in the case of the pro forma statements of operations. The condensed consolidated financial statements include financial data at historical cost as the sale of assets is considered to be a reorganization of entities under common control. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto. Pro forma adjustments are discussed below under Note 2, Pro Forma Adjustments and Assumptions.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; actual results may differ from the pro forma adjustments. Management believes that our assumptions provide a reasonable basis for presenting the significant effects of the contemplated transactions, are factually supportable, directly attributable, and are expected to have a continuing impact on profit and loss and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had assumed the operations of the Wholesale Segment during the periods presented.

2.     Pro Forma Adjustments and Assumptions

The pro forma adjustments are based upon currently available information and certain estimates and assumptions. Actual results may differ from the pro forma adjustments. Rates and fees used in the Wholesale Segment are those rates and fees that have been historically applied for business conducted with third-parties. Sales of finished product to Western’s retail segment were historically at no margin. From the transaction date forward, the Partnership will contractually make $0.03 per gallon sold to Western’s retail segment.

We expect to borrow under our Senior Secured Revolving Credit Agreement (the “Credit Agreement”) to fund a portion of the consideration paid to Western in conjunction with the Transaction. The pro forma adjustments in items (b) and (f) relate to the new debt, corresponding interest expense and fees on borrowings under the Credit Agreement.

Adjustments to cash and cash equivalents include items (a) through (c) resulting in a net decrease in pro forma cash and cash equivalents of $51.0 million. Our pro forma adjustments and assumptions are as follows:

a.	Reflects the transfer of certain Wholesale Segment net assets resulting from the sale to the Partnership and the elimination of certain net assets that will be retained by Western. As the Partnership and the Wholesale Segment are under common control, the transfer of these net assets was at the Wholesale Segment’s historical book values. The historical book value of net assets sold to the Partnership is $52.6 million.

b.	Reflects borrowings under the Credit Agreement of $269.0 million with an annual interest rate of 2.50% assuming a three month LIBOR rate of 0.25% plus an applicable margin of 2.25%. The Credit Agreement matures on October 16, 2018.

c.	Reflects the payment of $320.0 million in cash and the issuance of $40.0 million in common partnership units to Western, resulting in total consideration paid to Western of $360.0 million in exchange for the assets received. We determined the amount of common partnership units to be issued based on a ten-day volume weighted average price per unit, resulting in 1,160,092 common partnership units delivered to Western. Upon issuance of the 1,160,092 common partnership units to Western, Western will own an approximate 66.2% limited partner interest and the public will hold an approximate 33.8% limited partner interest.

d.

Reflects the adjustment to remove unmanned fleet fueling sales from third-party revenues and corresponding changes in margins resulting from the commercial agreements that we will enter into with Western in connection with the closing of the Transaction. Unmanned fleet fueling operations were historically included within the Wholesale Segment but are excluded from assets that we will purchase. Western will continue to own and operate these assets and we will supply fuel inventories to Western for third-party sale from unmanned fleet fueling operations. Our pro forma adjustment reduces historical unmanned fleet fueling revenue by $0.14 per gallon for the six months ended

June 30, 2014 and $0.12, $0.15 and $0.14 per gallon for the years ended December 31, 2013, 2012 and 2011, respectively. This reduction produces a margin per gallon of $0.03, in all periods, representing our contractual margin on sales to Western’s unmanned fleet fueling operations upon closing of the Transaction.

Additional adjustments reflect the changes in margin to $0.03 per gallon for sales to Western’s retail stores, for all periods, resulting from the commercial agreements that we will enter into with Western in connection with the closing of the Transaction.

e.	To eliminate revenues, cost of product sold and operating costs related to the historical assets and related results of operations for the wholesale service department, unmanned fleet fueling operations and refined product sales in the Mid-Atlantic region that have been excluded from the Transaction. These pro forma adjustments resulted in a net reduction of consolidated income before income taxes of $2.5 million for the six months ended June 30, 2014 and $1.7 million, $4.4 million and $0.7 million for the years ended December 31, 2013, 2012 and 2011, respectively.

f.	Reflects annual cash interest expense and $1.0 million of one-time fees and expenses related to closing of the Transaction. We reported the expenses in the condensed consolidated statement of operations for the period ending December 31, 2011. Interest expense was $3.4 million for the six months ended June 30, 2014 and $6.8 million in each of the three years ended December 31, 2013, 2012 and 2011. The pro forma adjustment for interest expense on borrowings under the Credit agreement assumes an estimated annual interest rate of 2.50%, while the actual interest rate secured on Credit Agreement borrowings may vary from this estimate based on fluctuations in LIBOR or the applicable margin applied above LIBOR. An incremental increase or decrease of 0.25% from this estimated interest rate would result in a corresponding increase or decrease in annual interest expense of $0.7 million.

g.	Reflects the change to the provision for income taxes resulting from the Texas margin tax for net changes in pro forma revenues and costs.

3.     Pro Forma Net Income or Loss Per Limited Partner Unit

Our net income or loss is allocated to the general partner and the limited partners in accordance with their respective ownership percentages, after allocating Available Cash generated during the period in accordance with our partnership agreement.

The Partnership computes net income per unit using the two-class method. Net income available to common and subordinated unitholders for purposes of the basic income per unit computation is allocated between the common and subordinated unitholders by applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash. Under the two-class method, any excess of distributions declared over net income will be allocated to the partners based on their respective sharing of income specified in the Partnership agreement. For purposes of the pro forma calculation, we have assumed that distributions were declared for each common and subordinated unit equal to the minimum quarterly distribution for the quarter ended June 30, 2014.

Pro forma basic net income per unit is determined by dividing the pro forma net income available to common and subordinated unitholders of the Partnership by the number of common and subordinated units expected to be outstanding at the closing of the Transaction. For purposes of this calculation, the number of common and subordinated units outstanding was assumed to be 24.0 million units and 22.8 million units, respectively. All units were assumed to have been outstanding since we completed our initial public offering on October 16, 2013.

Pursuant to the partnership agreement, the general partner is entitled to receive certain incentive distributions that, when applying the provisions of the partnership agreement as if all net income for the period had been distributed as cash, will result in less net income allocable to common and subordinated unitholders provided that the net income exceeds certain targets. The incentive distribution rights are a separate equity interest and represent participating securities. No cash distributions would have been declared to the incentive distribution rights during any of the periods presented, based upon the assumption that distributions were declared equal to the minimum quarterly distribution.

4.     Commercial Agreements with Western

In connection with the closing of this transaction, we entered into various agreements with Western as described below. All of the listed agreements have an initial ten-year term and are subject to extensions or renewal as may be mutually agreed upon by the Partnership and Western.

•

Product supply agreement - under this agreement, Western will supply and the Partnership will purchase approximately 79,000 barrels per day (“bpd”) of refined products. The price per barrel will be based upon OPIS or Platts indices on the day of delivery. Pricing is subject to annual revision based on mutual agreement between the Partnership and Western. The agreement provides for make-up payments to the Partnership in any month that the Partnership’s average margin on non-delivered rack sales is less than $0.02 per gallon equal to the average margin short-fall for such month times the amount of the Partnership’s non-delivered rack sales not to exceed 31.5 million gallons per month. In any month in which the Partnership’s average margin on non-delivered rack sales is greater than $0.02 per gallon, the Partnership will pay Western an amount equal to the excess margin times the amount of the Partnership’s non-delivered rack sales until the balance of the trailing twelve month make-up payments is reduced to $0.

•

Fuel distribution agreement - under the fuel distribution agreement, Western agreed to purchase all of its retail requirements for branded and unbranded motor fuels for its retail and unmanned fleet fueling sites at a price per gallon that is $0.03 above the Partnership’s cost. Western has agreed to purchase a minimum of 645,000 barrels of branded and unbranded motor fuels for its retail and unmanned fleet fueling sites. In any month that Western doesn’t purchase the minimum volume, Western will pay the Partnership $0.03 per gallon shortfall. In any month in which Western purchases volumes in excess of the minimum, the Partnership will pay Western $0.03 per gallon over the minimum until the balance of the trailing twelve month shortfall payments is reduced to $0.

•

Crude oil trucking agreement - Western has agreed to pay a flat rate per mile per barrel plus monthly fuel adjustments and customary applicable surcharges. The rates are subject to adjustment annually based on mutual agreement between the Partnership and Western. Western has agreed to contract a minimum of 1.525 million barrels of crude oil to the Partnership for hauling each month. In the event Western falls short of the monthly minimum commitment, it will pay the Partnership $3.00 per barrel below the minimum commitment. In any month in which Western exceeds the minimum hauling commitment, the Partnership will pay Western $3.00 per barrel over the minimum commitment until the balance of the trailing twelve month shortfall payments is reduced to $0.

If Western changes its business strategy or is unable to satisfy its obligations under the above listed commercial agreements for any reason, our revenues would decline and our financial condition, results of operations, cash flows and ability to make distributions to our unitholders would be adversely affected.